Exhibit 99.Other

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, ESOTERICA THEMATIC TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement (File Nos. 333- 233633 and 811- 23473) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE and ANDREW J. DAVALLA as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of April, 2021.

/s/ John Thomas Hyland
John Thomas Hyland
Trustee

On the 12th day of April in the year 2021 before me, the undersigned, personally appeared John Thomas Hyland, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Sarah Nancy Butler
Notary Public
Commission #: 2196240
Commission Expires: 5/18/2021
State of California

POWER OF ATTORNEY

WHEREAS, ESOTERICA THEMATIC TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement (File Nos. 333- 233633 and 811- 23473) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is the President and Chief Executive Officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE and ANDREW J. DAVALLA as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th day of February, 2022.

/s/ Qindong Liu
Qindong (Bruce) Liu
President and Chief Executive Officer

On the 15th day of February in the year 2022 before me, the undersigned, personally appeared Qindong (Bruce) Liu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Darrell F. Glover
Darrell F. Glover, Notary Public
Commission #: HH87544
Commission Expires: 02.21.2025
State of Florida, County of Duval